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                                                                EXHIBIT 4.23


                  AMENDMENT NO. 8 TO THIRD AMENDED AND RESTATED
                         REDUCING REVOLVING LOAN AGREEMENT

                  This Amendment No. 8 to Third Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of January 30, 2001 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., Sunset Station, Inc., and Santa Fe Station, Inc. (collectively, the "Borrowers"), St. Charles Riverfront Station, Inc., Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), is entered into with reference to the Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Borrowers, St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (each of which was formerly a Borrower thereunder), Parent, the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and the Administrative Agent (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    RECITALS

         A. Pursuant to Amendment No. 4 to the Loan Agreement, Section 9.9(e) of the Loan Agreement was amended to allow Permitted Subordinated Debt and Senior Parent Unsecured Indebtedness in an aggregate principal amount not to exceed $400,000,000, of which not more than $200,000,000 has been permitted to be Senior Parent Unsecured Indebtedness.

         B. Parent and Borrowers have requested that 9.9(e) be further amended so that the entire $400,000,000 basket provided therein may be used for the issuance of Senior Parent Unsecured Indebtedness.

                                   AGREEMENT

                  NOW, THEREFORE, Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section
14.2 of the Loan Agreement, agree as follows:

                  1. THE BRIDGE TERM COMMITMENT. For the avoidance of doubt, the Borrowers confirm that the Bridge Term Commitment has been terminated.

                  2. AMENDMENT TO SECTION 9.9(e). Section 9.9(e) of the Loan Agreement is hereby amended in full to read as follows:

                           "(e) Permitted Subordinated Debt and Senior Parent
                  Unsecured Indebtedness in an aggregate principal amount not in excess of $400,000,000."

                  3. CONDITIONS PRECEDENT TO AMENDMENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

                      (a) Counterparts of this Amendment executed by all parties hereto;

                      (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of Exhibit A to this Amendment;


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                      (c)    Written consent of the Lenders as required under
                             Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment; and

                      (d) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

                  4. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing and that no Material Adverse Effect has occurred since December 31, 1999.

                  5. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

                  6. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

                  IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.


                                          PALACE STATION HOTEL & CASINO, INC.
                                          BOULDER STATION, INC.
                                          TEXAS STATION, INC.
                                          SUNSET STATION, INC.
                                          SANTA FE STATION, INC.

                                          By:  /s/ GLENN C. CHRISTENSON
                                               ------------------------
                                               Glenn C. Christenson,
                                               Senior Vice President


                                          STATION CASINOS, INC.


                                          By:   /s/ GLENN C. CHRISTENSON
                                                ------------------------
                                                Glenn C. Christenson,
                                                Executive Vice President
                                                and Chief Financial Office


                                          BANK OF AMERICA, N.A.,
                                          as Administrative Agent


                                          By:   /s/ JANICE HAMMOND
                                                ---------------------
                                                Janice Hammond
                                                Vice President


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                             Exhibit A to Amendment

                         CONSENT OF SIBLING GUARANTORS

                  Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

                  Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of Amendment No. 8 to the Third Amended and Restated Reducing Revolving Loan Agreement, and agrees that the Sibling Guaranty shall be deemed to relate to and guaranty the Bridge Term Loans.

                  Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Sibling Guaranty remains in full force and effect in accordance with its terms.

Dated:  January 30, 2001


GREEN VALLEY STATION, INC.                  SOUTHWEST GAMING SERVICES, INC.
TROPICANA STATION, INC.                     SOUTHWEST SERVICES, INC.
SUNSET STATION LEASING
  COMPANY, LLC
ST. CHARLES RIVERFRONT STATION, INC.


By:      /s/ GLENN C. CHRISTENSON           By:      /s/ BLAKE L. SARTINI
         ------------------------                    --------------------
         Glenn C. Christenson                        Blake L. Sartini
         Senior Vice President                       Secretary



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                             Exhibit B to Amendment

                               CONSENT OF LENDERS


                  Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

                  The undersigned Lender hereby consents to the execution and delivery of Amendment No. 8 to Third Amended and Restated Reducing Revolving Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated:   January 30, 2001


                                              BANK OF AMERICA, N.A.
                                              ---------------------
                                              [Name of Lender]


                                              By:  /s/ SCOTT L. FABER
                                                   ------------------
                                              Name:  Scott L. Faber
                                              Title:  Managing Director




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